UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2005

Commission File Number	Registrant, State of Incorporation Address and Telephone Number	I.R.S. Employer Identification No.
333-42427	J. CREW GROUP, INC.	22-2894486
(Incorporated in Delaware)
770 Broadway New York, New York 10003 Telephone: (212) 209-2500

333-42423	J. CREW OPERATING CORP.	22-3540930
(Incorporated in Delaware)
770 Broadway New York, New York 10003 Telephone: (212) 209-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements

On December 30, 2005, J. Crew Operating Corp. (“Operating”) entered into an amendment to the commitment letter dated October 3, 2005 among Operating, Goldman Sachs Credit Partners L.P., Bear Stearns Corporate Lending Inc., Bear, Stearns & Co. Inc. and Wachovia Bank, National Association under which such institutions and their affiliates committed, subject to certain conditions, to provide a senior secured term loan (the “Term Loan”) to Operating with a principal amount of up to $295 million, which may be increased in certain circumstances to $335 million at Operating’s option. The amendment extended such institutions’ commitments to provide the Term Loan to March 30, 2006 from December 31, 2005.

Certain statements herein are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the current expectations or beliefs of Operating concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, the performance of Operating’s products within the prevailing retail environment, trade restrictions, political or financial instability in countries where Operating’s goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in Operating’s Form 10-K and in all filings with the Securities and Exchange Commission made by Operating subsequent to the filing of the Form 10-K. Operating does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. CREW GROUP, INC.
J. CREW OPERATING CORP.

By:	/s/ James S. Scully
Name:	James S. Scully
Title:	Executive Vice-President and
Chief Financial Officer

Date: January 4, 2006

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